Exhibit 99.1

S

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2021 EARNINGS

•	First quarter earnings per share (diluted) of $1.44, an increase of 3.6% compared to the first quarter 2020
•	First quarter net income of $133.3 million
•	Deposits increased $1.403 billion or 5.1% (20.5% annualized) during the first quarter 2021
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.89%(1)
•	Nonperforming assets remain low at 0.15% of first quarter average interest-earning assets
•	Return (annualized) on first quarter average assets of 1.54%
•	Returns (annualized) on first quarter average common equity of 8.60% and average tangible common equity of 18.43%(1)
•	First quarter efficiency ratio of 41.25%(1)
•	Prosperity Bancshares was ranked Number 2 in Forbes’ 2021 America’s Best Banks

HOUSTON, April 28, 2021. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2021 of $133.3 million compared with $130.8 million for the same period in 2020. Net income per diluted common share was $1.44 compared with $1.39 for the same period in 2020 and the annualized return on first quarter average assets was 1.54%.  Additionally, deposits increased $1.403 billion or 5.1% (20.5% annualized) during the first quarter 2021 and nonperforming assets remain low at 0.15% of first quarter average interest-earning assets.

“With the hard work of our entire team, the combination of Prosperity and LegacyTexas has continued to bear fruit, as reflected in our positive results for the first quarter of 2021,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Prosperity Bank was ranked as the number 2 Best Bank in America for 2021 and in the Top 10 of Forbes’ America’s Best Banks since 2010.  I want to congratulate and thank all of our customers, associates, directors and shareholders for helping us achieve this great honor,” continued Zalman.

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(1) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Texas and Oklahoma both have bright futures. According to the Dallas Federal Reserve, Texas now has the fastest growing population in the nation. Further, the Dallas Federal Reserve is projecting over 6% job growth, meaning over 700,000 new jobs, in Texas for 2021 and Texas is expected to outperform most of the other states for the next three years. Companies continue to move to Texas, with HP and Oracle announcing headquarter moves and other companies, such as Tesla, announcing a major expansion into Texas. Oklahoma is also projected to have population growth for 2021 and has seen expansion of many of the large businesses operating in the state, including Boeing, American Airlines, Costco and Amazon. Consumer spending in Oklahoma is above early 2020 levels and retail job additions and new housing permits are higher than the average U.S. rate,” added Zalman.

“We are carefully monitoring office building, hospitality and oil and gas loans, but continue to participate in these areas with experienced borrowers that can withstand the volatility of their industries,” stated Zalman.

“I want to thank all our associates for helping create the success we have had. We have a strong team and a deep bench at Prosperity, and we will continue to work hard to improve everyone’s quality of life and shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2021

Net income was $133.3 million(2) for the three months ended March 31, 2021 compared with $130.8 million(3) for the same period in 2020, an increase of $2.5 million or 1.9%. Net income per diluted common share was $1.44 for the three months ended March 31, 2021 compared with $1.39 for the same period in 2020, an increase of 3.6%. On a linked quarter basis, net income decreased $3.8 million or 2.8% to $133.3 million(2) compared with $137.1 million(4) for the three months ended December 31, 2020. Net income per diluted common share was $1.44 for the three months ended March 31, 2021 compared with $1.48 for the three months ended December 31, 2020, a decrease of 2.7%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2021 were 1.54%, 8.60% and 18.43%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 41.25%(1) for the three months ended March 31, 2021.

Net interest income before provision for credit losses for the three months ended March 31, 2021 was $254.6 million compared with $256.0 million for the same period in 2020, a decrease of $1.4 million or 0.6%. The decrease was primarily due to a decrease in the average rate on interest-earning assets and a decrease in loan discount accretion of $12.1 million, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $254.6 million compared with $257.6 million for the three months ended December 31, 2020, a decrease of $3.1 million or 1.2%. The decrease was primarily due to a decrease in the average loan balance, partially offset by a decrease in the average rate on interest-bearing liabilities and an increase in average investment securities balance.

The net interest margin on a tax equivalent basis was 3.41% for the three months ended March 31, 2021 compared with 3.81% for the same period in 2020. The change was primarily due to an increase in lower yielding Warehouse Purchase Program and Paycheck Protection Program (“PPP”) loans, a $12.1 million decrease in loan discount accretion, higher net premium amortization on securities and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.41% for the three months ended March 31, 2021 compared with 3.49% for the three months ended December 31, 2020. This change was primarily due to a higher net premium amortization on securities and higher cash balances due to excess liquidity.

Noninterest income was $34.0 million for the three months ended March 31, 2021 compared with $34.4 million for the same period in 2020. On a linked quarter basis, noninterest income decreased $2.5 million or 6.9% to $34.0 million compared with $36.5 million for the three months ended December 31, 2020. This decrease was primarily due to decreases in nonsufficient funds (“NSF”) fees and other noninterest income.

Noninterest expense was $119.1 million for the three months ended March 31, 2021 compared with $124.7 million for the same period in 2020, a decrease of $5.7 million or 4.5%, primarily due to decreases in data processing, other noninterest expenses and net occupancy and equipment, partially offset by an increase in salaries and benefits. On a linked quarter basis, noninterest expense decreased $1.1 million or 0.9% to $119.1 million compared with $120.2 million for the three months ended December 31, 2020. This decrease was primarily due to a decrease in other noninterest expense and a net gain on sale of other real estate, partially offset by an increase in salaries and benefits.

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(2) Includes purchase accounting adjustments of $13.2 million, net of tax, primarily comprised of loan discount accretion of $16.3 million for the three months ended March 31, 2021.

(3) Includes purchase accounting adjustments of $24.1 million, net of tax, primarily comprised of loan discount accretion of $28.5 million, and merger related expenses of $544 thousand for the three months ended March 31, 2020.

(4) Includes purchase accounting adjustments of $13.3 million, net of tax, primarily comprised of loan discount accretion of $16.1 million for the three months ended December 31, 2020.

Balance Sheet Information

At March 31, 2021, Prosperity had $35.558 billion in total assets, an increase of $3.815 billion or 12.0% compared with $31.743 billion at March 31, 2020.

Loans at March 31, 2021 were $19.639 billion, an increase of $511.7 million or 2.7%, compared with $19.127 billion at March 31, 2020, primarily due to an increase in Warehouse Purchase Program loans. Linked quarter loans decreased $608.1 million or 3.0% from $20.247 billion at December 31, 2020, primarily due to a decrease in Warehouse Purchase Program loans. At March 31, 2021, Prosperity had $1.139 billion of PPP loans.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2021, oil and gas loans totaled $503.9 million (net of discount and excluding PPP loans totaling $142.6 million) or 2.6% of total loans, of which $289.4 million were production loans and $214.5 million were servicing loans, compared with total oil and gas loans of $718.7 million (net of discount) or 3.8% of total loans at March 31, 2020, of which $435.1 million were production loans and $283.6 million were servicing loans. In addition, as of March 31, 2021, Prosperity had total unfunded commitments to oil and gas companies of $248.1 million compared with total unfunded commitments to oil and gas companies of $389.5 million as of March 31, 2020. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At March 31, 2021, loans to hotels totaled $401.2 million (excluding PPP loans totaling $13.1 million) or 2.0% of total loans, and loans to restaurants totaled $208.7 million (excluding PPP loans totaling $125.2 million) or 1.1% of total loans.

Deposits at March 31, 2021 were $28.763 billion, an increase of $4.937 billion or 20.7%, compared with $23.826 billion at March 31, 2020. Linked quarter deposits increased $1.403 billion or 5.1% (20.5% annualized) from $27.360 billion at December 31, 2020.

Asset Quality

Nonperforming assets totaled $44.2 million or 0.15% of quarterly average interest-earning assets at March 31, 2021, compared with $67.2 million or 0.25% of quarterly average interest-earning assets at March 31, 2020, and $59.6 million or 0.20% of quarterly average interest-earning assets at December 31, 2020.

The allowance for credit losses on loans was $307.2 million or 1.56% of total loans at March 31, 2021 compared to $316.1 million or 1.56% of total loans at December 31, 2020 and $327.2 million or 1.71% of total loans at March 31, 2020. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.89%(1) at March 31, 2021 compared with 1.92%(1) at December 31, 2020 and 1.88%(1) at March 31, 2020.

There was no provision for credit losses for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

Net charge-offs were $8.9 million for the three months ended March 31, 2021 compared with net charge-offs of $801 thousand for the three months ended March 31, 2020 and net charge-offs of $7.6 million for the three months ended December 31, 2020. Net charge-offs for the first quarter of 2021 included $7.1 million related to resolved PCD loans, which had specific reserves that were allocated to the charge-offs. Further, an additional $4.2 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a second quarter cash dividend of $0.49 per share to be paid on July 1, 2021 to all shareholders of record as of June 15, 2021.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, Hubei Province, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. On March 13, 2020, the U.S. President announced a national emergency relating to the pandemic, which has since been extended. On April 5, 2021, the Governor of Texas further extended the proclamation certifying that COVID-19 poses an imminent threat of disaster in the state and declaring a state of disaster for all counties in Texas while lifting restrictions on all businesses and activities in the state. On April 11, 2021, the Governor of Oklahoma further extended the executive order that declared an emergency caused by the impending threat of COVID-19 to the people of Oklahoma while lifting restrictions on all businesses and activities in the state. Prosperity Bank (the “Bank”) continues to monitor the latest developments regarding COVID-19. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on Prosperity’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact Prosperity’s operations and financial results during 2021 cannot be reasonably or reliably estimated at this time.

The health and safety of the Bank’s associates, customers, and communities are of utmost importance; and Prosperity has taken additional measures in an effort to ensure this safety, including restricting nonessential employee travel, expanding remote access availability, distancing work stations, professional cleaning of its facilities, and signs and distancing reminders for customers in the banking centers. Further, Prosperity remains committed to providing uninterrupted and reliable banking service and has business continuity plans and protocols in place to ensure critical operations are able to continue without disruption.

In response to the COVID-19 pandemic, on March 27, 2020 the President of the United States signed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) into law. The CARES Act provides assistance for American workers, families and small businesses. The Paycheck Protection Program, established by the CARES Act and implemented by the Small Business Administration (“SBA”) with support from the Department of the Treasury, provides small businesses with funds to pay payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities and are 100% guaranteed by the SBA. On June 5, 2020, the President signed the Paycheck Protection Program Flexibility Act of 2020 (“PPP Flexibility Act”), which modified the covered expense period from eight weeks to 24 weeks, extended the maturity date of the loans out to five years and gave greater flexibility to employers having difficulty hiring workers. PPP loans originated prior to June 5, 2020, have a two-year term and earn interest at 1%. PPP loans originated on and after June 5, 2020, have a minimum five-year term, which can be extended for up to five additional years if the lender and borrower both agree. On December 27, 2020, the Consolidated Appropriations Act of 2021 (“CAA”) was signed into law, which extended certain provisions of the CARES Act, provided additional funding and contained new relief provisions. The CAA extended the PPP application period to March 31, 2021 and permits eligible companies to obtain a second PPP loan (“second draw”) under terms specified in the CAA, with a maximum amount of $2.0 million and limit of one second draw loan.  Second draw PPP borrowers are eligible for loan forgiveness on the same terms as the first draw PPP borrowers. Lenders that were permitted to approve first draw PPP loans are permitted to approve second draw loans. Additionally, the Bank is entitled to a per loan processing fee based on a tiered schedule ranging from 5% to 1% of the loan balance for the first draw PPP loans and the CAA established pre-determined fees for processing and servicing the second draw PPP loans. On March 11, 2021, the American Rescue Plan Act of 2021 was signed into law, which added an additional $7.25 billion in PPP funding. On March 30, 2021, the PPP Extension Act of 2021 was signed into law, which extended the PPP application filing deadline from March 31, 2021 to May 31, 2021 and extended the authorization of loans to June 30, 2021.  Since the implementation of the PPP in 2020, Prosperity has obtained SBA approvals on approximately 18,500 loans totaling $1.980 billion and, as of March 31, 2021, had an outstanding balance of 9,621 loans totaling $1.139 billion after remittance.

Also, in response to the COVID-19 pandemic, Prosperity has provided relief to its loan customers through loan extensions and deferrals. Under the CARES Act and the CAA, banks may elect to deem that loan modifications do not result in troubled debt restructurings if they are (1) related to COVID-19; (2) executed on a loan that was not more than 30 days past due as of December 31, 2019; and (3) executed between March 1, 2020, and the earlier of (A) 60 days after the date of termination of the COVID-19 national emergency declaration by the President of the United States or (B) January 1, 2022. Additionally, other short-term modifications made on a good faith basis in response to COVID-19 to borrowers who were current prior to any relief are not troubled debt restructurings under Accounting Standards Codification (“ASC”) Subtopic 310-40 and federal banking agencies’ interagency guidance. These modifications include modifications such as principal and interest payment deferrals, temporary interest only payment terms, fee waivers, extensions of repayment terms, or delays in payment that are insignificant. Borrowers considered current are those that are less than 30 days past due on their contractual payments at the time a modification program is implemented. Prosperity’s troubled debt restructurings do not include loan modifications related to COVID-19. Beginning in mid-March of 2020, Prosperity began offering deferral and modification of principal and/or interest payments to selected borrowers on a case-by-case basis. As of March 31, 2021, Prosperity had approximately $316.7 million in outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 28, 2021 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2021 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 1669484.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcast & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and net operating loss (“NOL”) tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2021, Prosperity Bancshares, Inc.® is a $35.558 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

As of March 31, 2021, Prosperity operated 275 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 65 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas Financial Group and LegacyTexas Bank (collectively “LegacyTexas”); continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Kerens	Hempstead	98th Street
Bryan	Garland	Longview	Hitchcock	Avenue Q
Bryan-29th Street	Grapevine	Mount Vernon	Liberty	North University
Bryan-East	Grapevine Main	Palestine	Magnolia	Texas Tech Student Union
Bryan-North	Kiest	Rusk	Magnolia Parkway
Caldwell	Lake Highlands	Seven Points	Mont Belvieu	Midland
College Station	McKinney	Teague	Nederland	Wadley
Crescent Point	McKinney Eldorado	Tyler-Beckham	Needville	Wall Street
Hearne	McKinney Redbud	Tyler-South Broadway	Rosenberg
Huntsville	North Carrolton	Tyler-University	Shadow Creek	Odessa
Madisonville	Oak Cliff	Winnsboro	Spring	Grandview
Navasota	Park Cities		Tomball	Grant
New Waverly	Plano	Houston Area	Waller	Kermit Highway
Rock Prairie	Plano-West	Houston	West Columbia	Parkway
Southwest Parkway	Preston Forest	Aldine	Wharton
Tower Point	Preston Parker	Alief	Winnie	Other West Texas Area
Wellborn Road	Preston Royal	Bellaire	Wirt	Locations
	Red Oak	Beltway		Big Spring
Central Texas Area	Richardson	Clear Lake	South Texas Area -	Brownfield
Austin	Richardson-West	Copperfield	Corpus Christi	Brownwood
Allandale	Rosewood Court	Cypress	Calallen	Cisco
Cedar Park	The Colony	Downtown	Carmel	Comanche
Congress	Tollroad	Eastex	Northwest	Early
Lakeway	Trinity Mills	Fairfield	Saratoga	Floydada
Liberty Hill	Turtle Creek	First Colony	Timbergate	Gorman
Northland	West 15th Plano	Fry Road	Water Street	Levelland
Oak Hill	West Allen	Gessner		Littlefield
Research Blvd	Westmoreland	Gladebrook	Victoria	Merkel
Westlake	Wylie	Grand Parkway	Victoria Main	Plainview
		Heights	Victoria-Navarro	San Angelo
Other Central Texas Area	Fort Worth	Highway 6 West	Victoria-North	Slaton
Locations	Haltom City	Little York	Victoria Salem	Snyder
Bastrop	Hulen	Medical Center
Canyon Lake	Keller	Memorial Drive	Other South Texas Area	Oklahoma
Dime Box	Museum Place	Northside	Locations	Central Oklahoma Area
Dripping Springs	Renaissance Square	Pasadena	Alice	Oklahoma City
Elgin	Roanoke	Pecan Grove	Aransas Pass	23rd Street
Flatonia	Stockyards	Pin Oak	Beeville	Expressway
Georgetown		River Oaks	Colony Creek	I-240
Gruene	Other Dallas/Fort Worth Area	Sugar Land	Cuero	Memorial
Kingsland	Locations	SW Medical Center	Edna
La Grange	Arlington	Tanglewood	Goliad	Other Central Oklahoma Area
Lexington	Azle	The Plaza	Gonzales	Locations
New Braunfels	Ennis	Uptown	Hallettsville	Edmond
Pleasanton	Flower Mound	Waugh Drive	Kingsville	Norman
Round Rock	Gainesville	Westheimer	Mathis
San Antonio	Glen Rose	West University	Padre Island	Tulsa Area
Schulenburg	Granbury	Woodcreek	Palacios	Tulsa
Seguin	Grand Prairie		Port Lavaca	Garnett
Smithville	Jacksboro	Katy	Portland	Harvard
Thorndale	Mesquite	Cinco Ranch	Rockport	Memorial
Weimar	Muenster	Katy-Spring Green	Sinton	Sheridan
	Runaway Bay		Taft	S. Harvard
Dallas/Fort Worth Area	Sanger	The Woodlands	Yoakum	Utica Tower
Dallas	Waxahachie	The Woodlands-College Park	Yorktown	Yale
14th Street Plano	Weatherford	The Woodlands-I-45
Abrams Centre		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Addison	East Texas Area		Abilene	Owasso
Allen	Athens	Other Houston Area	Antilley Road
Balch Springs	Blooming Grove	Locations	Barrow Street
Camp Wisdom	Canton	Angleton	Cypress Street
Carrollton	Carthage	Bay City	Judge Ely
Cedar Hill	Corsicana	Beaumont	Mockingbird
Coppell	Crockett	Cleveland
East Plano	Eustace	East Bernard	Lubbock
Euless	Gilmer	El Campo	4th Street
Frisco	Grapeland	Dayton	66th Street
Frisco Gaylord	Gun Barrel City	Galveston	82nd Street
Frisco Warren	Jacksonville	Groves	86th Street

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Balance Sheet Data (at period end)
Loans held for sale	$20,991	$46,777	$51,694	$39,516	$65,035
Loans held for investment	17,345,506	17,357,788	18,013,333	18,428,474	17,348,398
Loans held for investment - Warehouse Purchase Program	2,272,389	2,842,379	2,730,614	2,557,183	1,713,762
Total loans	19,638,886	20,246,944	20,795,641	21,025,173	19,127,195

Investment securities(A)	10,088,002	8,542,820	7,431,495	7,717,586	8,295,495
Federal funds sold	8,986	553	56,469	568	676
Allowance for credit losses	(307,210)	(316,068)	(323,635)	(324,205)	(327,206)
Cash and due from banks	1,947,235	1,342,996	1,031,193	332,873	381,458
Goodwill	3,231,636	3,231,636	3,231,692	3,231,964	3,223,144
Core deposit intangibles, net	70,304	73,235	76,478	79,748	83,041
Other real estate owned	462	10,593	11,548	6,160	5,452
Fixed assets, net	326,970	323,572	325,994	324,975	327,293
Other assets	553,147	602,994	560,724	571,807	626,951
Total assets	$35,558,418	$34,059,275	$33,197,599	$32,966,649	$31,743,499

Noninterest-bearing deposits	$9,820,445	$9,151,233	$8,998,328	$9,040,257	$7,461,323
Interest-bearing deposits	18,942,660	18,209,259	17,460,878	17,112,431	16,365,034
Total deposits	28,763,105	27,360,492	26,459,206	26,152,688	23,826,357
Other borrowings	—	—	2,570	103,131	1,338,429
Securities sold under repurchase agreements	377,106	389,583	380,274	365,335	344,695
Subordinated notes	—	—	125,146	125,365	125,585
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	166,414	148,584	165,579	242,061	222,912
Total liabilities	29,336,572	27,928,606	27,162,722	27,018,527	25,887,925
Shareholders' equity(B)	6,221,846	6,130,669	6,034,877	5,948,122	5,855,574
Total liabilities and equity	$35,558,418	$34,059,275	$33,197,599	$32,966,649	$31,743,499

(A) Includes $970, $974, $(442), $(1,767) and $(3,421) in unrealized gains (losses) on available for sale securities for the quarterly periods ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

(B) Includes $766, $770, $(349), $(1,396) and $(2,703) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Income Statement Data
Interest income:
Loans	$233,075	$241,625	$244,255	$242,772	$247,243
Securities(C)	38,677	36,721	38,033	43,776	48,282
Federal funds sold and other earning assets	351	301	144	45	713
Total interest income	272,103	278,647	282,432	286,593	296,238

Interest expense:
Deposits	17,362	19,757	22,458	25,269	35,018
Other borrowings	—	33	52	533	2,932
Securities sold under repurchase agreements	159	224	309	337	757
Subordinated notes and trust preferred	—	999	1,500	1,499	1,500
Total interest expense	17,521	21,013	24,319	27,638	40,207
Net interest income	254,582	257,634	258,113	258,955	256,031
Provision for credit losses	—	—	10,000	10,000	—
Net interest income after provision for credit losses	254,582	257,634	248,113	248,955	256,031

Noninterest income:
Nonsufficient funds (NSF) fees	6,687	8,051	7,156	5,645	9,443
Credit card, debit card and ATM card income	8,031	8,193	8,315	7,263	7,474
Service charges on deposit accounts	5,978	6,046	5,920	5,790	6,104
Trust income	2,837	2,192	2,502	2,242	2,662
Mortgage income	3,307	3,989	2,958	1,820	2,010
Brokerage income	711	642	628	584	650
Bank owned life insurance income	1,292	1,252	1,449	1,508	1,545
Net (loss) on sale or write-down of assets	(79)	(675)	(528)	(3,945)	(385)
Other noninterest income	5,244	6,857	6,524	4,768	4,885
Total noninterest income	34,008	36,547	34,924	25,675	34,388

Noninterest expense:
Salaries and benefits	80,037	77,809	75,068	79,109	77,282
Net occupancy and equipment	7,833	8,223	8,644	9,190	8,980
Credit and debit card, data processing and software amortization	8,233	8,442	8,776	11,690	11,421
Regulatory assessments and FDIC insurance	2,670	2,670	2,512	2,601	2,078
Core deposit intangibles amortization	2,931	3,243	3,270	3,293	3,363
Depreciation	4,540	4,261	4,605	4,598	4,768
Communications	2,899	2,931	3,027	3,324	3,195
Other real estate expense	244	279	258	40	46
Net (gain) loss on sale or write-down of other real estate	(887)	(195)	(137)	4	(130)
Merger related expenses	—	—	—	7,474	544
Other noninterest expense	10,576	12,542	11,896	13,045	13,194
Total noninterest expense	119,076	120,205	117,919	134,368	124,741
Income before income taxes	169,514	173,976	165,118	140,262	165,678
Provision for income taxes	36,205	36,885	35,054	9,361	34,830
Net income available to common shareholders	$133,309	$137,091	$130,064	$130,901	$130,848

(C) Interest income on securities was reduced by net premium amortization of $12,844, $11,509, $10,089, $9,224 and $8,005 for the three-month periods ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020
Profitability
Net income (D) (E)	$133,309	$137,091	$130,064	$130,901		$130,848

Basic earnings per share	$1.44	$1.48	$1.40	$1.41		$1.39
Diluted earnings per share	$1.44	$1.48	$1.40	$1.41		$1.39

Return on average assets (F)	1.54%	1.63%	1.58%	1.61%	(J)	1.67%	(J)
Return on average common equity (F)	8.60%	8.98%	8.64%	8.84%	(J)	8.86%	(J)
Return on average tangible common equity (F) (G)	18.43%	19.57%	19.19%	19.98%	(J)	20.16%	(J)
Tax equivalent net interest margin (D) (E) (H)	3.41%	3.49%	3.57%	3.69%		3.81%
Efficiency ratio (G) (I)	41.25%	40.77%	40.17%	46.56%	(K)	42.90%	(K)

Liquidity and Capital Ratios
Equity to assets	17.50%	18.00%	18.18%	18.04%		18.45%
Common equity tier 1 capital	14.60%	13.74%	13.17%	12.29%		12.27%
Tier 1 risk-based capital	14.60%	13.74%	13.17%	12.29%		12.27%
Total risk-based capital	15.07%	14.23%	14.28%	13.36%		12.81%
Tier 1 leverage capital	9.68%	9.67%	9.57%	9.41%		9.49%
Period end tangible equity to period end tangible assets (G)	9.05%	9.19%	9.12%	8.89%		8.96%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,854	92,559	92,656	92,658		94,371
Diluted	92,854	92,559	92,656	92,658		94,371
Period end shares outstanding	92,929	92,571	92,562	92,660		92,652
Cash dividends paid per common share	$0.49	$0.49	$0.46	$0.46		$0.46
Book value per common share	$66.95	$66.23	$65.20	$64.19		$63.20
Tangible book value per common share (G)	$31.42	$30.53	$29.46	$28.45		$27.52

Common Stock Market Price
High	$83.02	$70.38	$60.63	$72.95		$75.22
Low	$66.45	$50.43	$48.80	$43.68		$42.02
Period end closing price	$76.16	$69.36	$51.83	$59.38		$48.25
Employees – FTE (excluding overtime)	3,724	3,756	3,716	3,793		3,801
Number of banking centers	275	275	275	275		285

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Loan discount accretion
ASC 310-20	$13,314	$13,514	$16,729	$17,999	$22,463
ASC 310-30	$3,027	$2,545	$5,805	$6,267	$6,019
Securities net amortization	$111	$66	$116	$203	$194
Time deposits amortization	$507	$790	$1,240	$1,793	$2,270

(E) Using effective tax rate of 21.4%, 21.2%, 21.2%, 6.7% and 21.0% for the three-month periods ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.  Net income for the second quarter of 2020 includes a tax benefit for NOL due to the CARES Act.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2021				Dec 31, 2020				Mar 31, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$33,327	$238	2.90%		$42,856	$348	3.23%		$66,917	$623	3.80%
Loans held for investment	17,279,066	213,978	5.02%		17,700,756	220,357	4.95%		17,263,098	236,517	5.51%
Loans held for investment - Warehouse Purchase Program	2,369,601	18,859	3.23%		2,603,455	20,920	3.20%		1,120,324	10,094	3.62%
Total Loans	19,681,994	233,075	4.80%		20,347,067	241,625	4.72%		18,450,339	247,243	5.39%
Investment securities	9,148,841	38,677	1.71%	(M)	8,001,679	36,721	1.83%	(M)	8,434,196	48,282	2.30%	(M)
Federal funds sold and other earning assets	1,506,645	351	0.09%		1,094,487	301	0.11%		223,631	713	1.28%
Total interest-earning assets	30,337,480	272,103	3.64%		29,443,233	278,647	3.76%		27,108,166	296,238	4.40%
Allowance for credit losses	(315,590)				(322,138)				(328,005)
Noninterest-earning assets	4,522,470				4,569,811				4,577,251
Total assets	$34,544,360				$33,690,906				$31,357,412

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,112,469	$5,943	0.39%		$5,545,298	$5,301	0.38%		$4,990,386	$7,096	0.57%
Savings and money market deposits	9,420,064	5,753	0.25%		9,170,179	6,985	0.30%		7,965,440	14,122	0.71%
Certificates and other time deposits	3,031,621	5,666	0.76%		3,047,475	7,471	0.98%		3,404,748	13,800	1.63%
Other borrowings	—	—	—		2,435	33	5.39%		832,961	2,932	1.42%
Securities sold under repurchase agreements	376,662	159	0.17%		376,779	224	0.24%		366,615	757	0.83%
Subordinated notes and trust preferred	—	—	—		81,570	999	4.87%		125,694	1,500	4.80%
Total interest-bearing liabilities	18,940,816	17,521	0.38%	(N)	18,223,736	21,013	0.46%	(N)	17,685,834	40,207	0.91%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,206,791				9,103,742				7,491,798
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				13,009
Other liabilities	169,138				224,907				262,523
Total liabilities	28,346,692				27,582,332				25,453,164
Shareholders' equity	6,197,668				6,108,574				5,904,248
Total liabilities and shareholders' equity	$34,544,360				$33,690,906				$31,357,412

Net interest income and margin		$254,582	3.40%			$257,634	3.48%			$256,031	3.80%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		635				664				723
Net interest income and margin (tax equivalent basis)		$255,217	3.41%			$258,298	3.49%			$256,754	3.81%

(L) Annualized and based on an actual 365 day or 366 day basis.

(M) Yield on securities was impacted by net premium amortization of $12,844, $11,509 and $8,005 for the three-month periods ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 0.25%, 0.31% and 0.64% for the three-month periods ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
YIELD TREND (O)

Interest-Earning Assets:
Loans held for sale	2.90%	3.23%	3.30%	3.32%	3.80%
Loans held for investment	5.02%	4.95%	4.91%	5.06%	5.51%
Loans held for investment - Warehouse Purchase Program	3.23%	3.20%	3.18%	3.10%	3.62%
Total loans	4.80%	4.72%	4.72%	4.87%	5.39%
Investment securities (P)	1.71%	1.83%	1.99%	2.19%	2.30%
Federal funds sold and other earning assets	0.09%	0.11%	0.09%	0.10%	1.28%
Total interest-earning assets	3.64%	3.76%	3.90%	4.08%	4.40%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.39%	0.38%	0.38%	0.38%	0.57%
Savings and money market deposits	0.25%	0.30%	0.35%	0.41%	0.71%
Certificates and other time deposits	0.76%	0.98%	1.23%	1.48%	1.63%
Other borrowings	—	5.39%	1.49%	0.45%	1.42%
Securities sold under repurchase agreements	0.17%	0.24%	0.32%	0.37%	0.83%
Subordinated notes and trust preferred	—	4.87%	4.76%	4.80%	4.80%
Total interest-bearing liabilities	0.38%	0.46%	0.54%	0.63%	0.91%

Net Interest Margin	3.40%	3.48%	3.56%	3.68%	3.80%
Net Interest Margin (tax equivalent)	3.41%	3.49%	3.57%	3.69%	3.81%

(O) Annualized and based on average balances on an actual 365 day or 366 day basis.

(P) Yield on securities was impacted by net premium amortization of $12,844, $11,509, $10,089, $9,224 and $8,005 for the three-month periods ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Balance Sheet Averages
Loans held for sale	$33,327	$42,856	$50,606	$63,338	$66,917
Loans held for investment	17,279,066	17,700,756	18,267,559	18,135,226	17,263,098
Loans held for investment - Warehouse Purchase Program	2,369,601	2,603,455	2,279,461	1,843,097	1,120,324
Total Loans	19,681,994	20,347,067	20,597,626	20,041,661	18,450,339

Investment securities	9,148,841	8,001,679	7,603,762	8,054,008	8,434,196
Federal funds sold and other earning assets	1,506,645	1,094,487	618,228	172,761	223,631
Total interest-earning assets	30,337,480	29,443,233	28,819,616	28,268,430	27,108,166
Allowance for credit losses	(315,590)	(322,138)	(321,424)	(325,720)	(328,005)
Cash and due from banks	308,787	289,579	267,887	247,426	321,832
Goodwill	3,233,231	3,231,850	3,231,976	3,223,469	3,223,633
Core deposit intangibles, net	71,763	74,919	78,269	81,539	84,865
Other real estate	6,385	14,573	8,061	5,666	5,837
Fixed assets, net	326,004	325,485	325,958	327,811	325,337
Other assets	576,300	633,405	570,495	676,105	615,747
Total assets	$34,544,360	$33,690,906	$32,980,838	$32,504,726	$31,357,412

Noninterest-bearing deposits	$9,206,791	$9,103,742	$8,980,814	$8,583,734	$7,491,798
Interest-bearing demand deposits	6,112,469	5,545,298	5,221,722	4,949,023	4,990,376
Savings and money market deposits	9,420,064	9,170,179	8,937,751	8,537,352	7,965,440
Certificates and other time deposits	3,031,621	3,047,475	3,103,290	3,224,196	3,404,748
Total deposits	27,770,945	26,866,694	26,243,577	25,294,305	23,852,362
Other borrowings	—	2,435	13,898	474,867	832,961
Securities sold under repurchase agreements	376,662	376,779	378,888	365,077	366,615
Subordinated notes and trust preferred	—	81,570	125,256	125,475	125,694
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	13,009
Other liabilities	169,138	224,907	167,532	289,899	262,523
Shareholders' equity	6,197,668	6,108,574	6,021,740	5,925,156	5,904,248
Total liabilities and equity	$34,544,360	$33,690,906	$32,980,838	$32,504,726	$31,357,412

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020
Period End Balances

Loan Portfolio
Commercial and industrial	$2,104,116	10.7%	$2,210,003	10.9%	$2,171,302	10.5%	$2,214,742	10.5%	$2,500,110	13.1%
Warehouse purchase program	2,272,389	11.6%	2,842,379	14.0%	2,730,614	13.1%	2,557,183	12.2%	1,713,762	9.0%
Construction, land development and other land loans	2,031,355	10.4%	1,956,960	9.7%	2,081,762	10.0%	2,033,037	9.7%	2,051,021	10.7%
1-4 family residential	4,310,437	21.9%	4,253,331	21.0%	4,189,852	20.1%	4,184,972	19.9%	3,993,138	20.9%
Home equity	554,278	2.8%	504,207	2.5%	477,552	2.3%	437,098	2.1%	516,003	2.6%
Commercial real estate (includes multi-family residential)	5,858,475	29.8%	6,078,764	30.0%	6,179,901	29.7%	6,550,086	31.2%	6,576,213	34.4%
Agriculture (includes farmland)	571,783	2.9%	581,352	2.9%	598,972	2.9%	612,694	2.9%	635,295	3.3%
Consumer and other	293,023	1.5%	344,028	1.7%	367,231	1.8%	403,462	1.9%	423,000	2.2%
Energy	503,947	2.6%	512,735	2.5%	604,698	2.9%	639,402	3.0%	718,653	3.8%
Paycheck Protection Program	1,139,083	5.8%	963,185	4.8%	1,393,757	6.7%	1,392,497	6.6%	—	—
Total loans	$19,638,886		$20,246,944		$20,795,641		$21,025,173		$19,127,195

Deposit Types
Noninterest-bearing DDA	$9,820,445	34.1%	$9,151,233	33.4%	$8,998,328	34.0%	$9,040,257	34.6%	$7,461,323	31.3%
Interest-bearing DDA	6,158,641	21.4%	5,899,051	21.6%	5,297,802	20.0%	5,130,495	19.6%	4,980,090	20.9%
Money market	6,714,889	23.4%	6,381,014	23.3%	6,324,127	23.9%	6,148,206	23.5%	5,341,525	22.4%
Savings	3,083,447	10.7%	2,863,086	10.5%	2,772,492	10.5%	2,722,718	10.4%	2,716,247	11.4%
Certificates and other time deposits	2,985,683	10.4%	3,066,108	11.2%	3,066,457	11.6%	3,111,012	11.9%	3,327,172	14.0%
Total deposits	$28,763,105		$27,360,492		$26,459,206		$26,152,688		$23,826,357

Loan to Deposit Ratio	68.3%		74.0%		78.6%		80.4%		80.3%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020

Single family residential construction	$590,223	29.1%	$579,761	29.6%	$654,933	31.5%	$710,401	34.9%	$655,191	31.9%
Land development	97,267	4.8%	103,307	5.3%	114,937	5.5%	114,748	5.6%	110,853	5.4%
Raw land	243,394	12.0%	247,628	12.7%	240,154	11.5%	274,159	13.5%	265,943	12.9%
Residential lots	176,884	8.6%	158,441	8.1%	137,615	6.6%	144,765	7.1%	136,861	6.7%
Commercial lots	137,512	6.8%	114,427	5.8%	109,569	5.3%	103,267	5.1%	106,036	5.2%
Commercial construction and other	786,192	38.7%	753,587	38.5%	825,053	39.6%	687,618	33.8%	778,731	37.9%
Net unaccreted discount	(117)		(191)		(499)		(1,921)		(2,594)
Total construction loans	$2,031,355		$1,956,960		$2,081,762		$2,033,037		$2,051,021

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2021

	Houston	Dallas	Austin	OK City	Tulsa	Other (Q)	Total
Collateral Type
Shopping center/retail	$379,908	$300,615	$52,933	$20,114	$31,387	$292,494	$1,077,451
Commercial and industrial buildings	163,816	91,356	19,499	20,448	18,256	174,502	487,877
Office buildings	166,801	496,162	35,465	74,682	5,000	77,391	855,501
Medical buildings	36,347	29,333	2,660	24,011	24,004	58,362	174,717
Apartment buildings	330,576	357,804	24,347	14,388	8,835	169,704	905,654
Hotel	69,280	72,206	43,581	28,996	—	132,810	346,873
Other	80,641	58,865	27,713	8,154	3,865	62,117	241,355
Total	$1,227,369	$1,406,341	$206,198	$190,793	$91,347	$967,380	$4,089,428	(R)

Acquired Loans

	Non-PCD Loans			PCD Loans				Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2020	Balance at Mar 31, 2021	Balance at Acquisition Date	Balance at Dec 31, 2020		Balance at Mar 31, 2021	Balance at Acquisition Date		Balance at Dec 31, 2020	Balance at Mar 31, 2021
Loan marks:
Acquired banks (S)	$229,080	$5,973	$5,225	$142,128	$—		$—	$371,208		$5,973	$5,225
LegacyTexas merger(T)	116,519	33,614	21,060	177,924	14,216		11,157	294,443		47,830	32,217
Total	345,599	39,587	26,285	320,052	14,216	(V)	11,157	665,651		53,803	37,442

Acquired portfolio loan balances:
Acquired banks (S)	5,690,998	266,036	229,040	275,221	3,523		3,306	5,966,219		269,559	232,346
LegacyTexas merger(T)	6,595,161	3,603,169	3,110,630	414,352	192,108		159,885	7,009,513		3,795,277	3,270,515
Total	12,286,159	3,869,205	3,339,670	689,573	195,631		163,191	12,975,732	(U)	4,064,836	3,502,861

Acquired portfolio loan balances less loan marks	$11,940,560	$3,829,618	$3,313,385	$369,521	$181,415		$152,034	$12,310,081		$4,011,033	$3,465,419

(Q) Includes other MSA and non-MSA regions.

(R) Represents a portion of total commercial real estate loans of $5.858 billion as of March 31, 2021.

(S) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(T) The merger of LegacyTexas Financial Group, Inc. ("LegacyTexas") into Prosperity Bancshares, Inc. and LegacyTexas Bank into Prosperity Bank was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.4 million at acquisition date.

(U) Actual principal balances acquired.

(V) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Asset Quality
Nonaccrual loans	$43,025	$47,185	$57,412	$62,904	$58,194
Accruing loans 90 or more days past due	313	1,699	462	8,691	3,255
Total nonperforming loans	43,338	48,884	57,874	71,595	61,449
Repossessed assets	362	93	120	187	278
Other real estate	462	10,593	11,548	6,160	5,452
Total nonperforming assets	$44,162	$59,570	$69,542	$77,942	$67,179

Nonperforming assets:
Commercial and industrial (includes energy)	$11,290	$16,176	$17,273	$15,238	$15,987
Construction, land development and other land loans	1,692	1,566	2,633	10,530	1,125
1-4 family residential (includes home equity)	11,920	25,830	29,953	29,812	28,996
Commercial real estate (includes multi-family residential)	16,896	12,315	16,069	20,748	20,155
Agriculture (includes farmland)	803	2,075	1,931	1,501	896
Consumer and other	1,561	1,608	1,683	113	20
Total	$44,162	$59,570	$69,542	$77,942	$67,179
Number of loans/properties	167	208	198	213	198
Allowance for credit losses at end of period	$307,210	$316,068	$323,635	$324,205	$327,206

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$1,584	$4,085	$8,344	$12,206	$(28)
Construction, land development and other land loans	(5)	(110)	478	(6)	(12)
1-4 family residential (includes home equity)	47	1,982	252	51	5
Commercial real estate (includes multi-family residential)	6,589	626	676	—	(81)
Agriculture (includes farmland)	33	(4)	(17)	(3)	(1)
Consumer and other	610	988	837	753	918
Total	$8,858	$7,567	$10,570	$13,001	$801

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.15%	0.20%	0.24%	0.28%	0.25%
Nonperforming assets to loans and other real estate	0.22%	0.29%	0.33%	0.37%	0.35%
Net charge-offs to average loans (annualized)	0.18%	0.15%	0.21%	0.26%	0.02%
Allowance for credit losses to total loans	1.56%	1.56%	1.56%	1.54%	1.71%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.89%	1.92%	1.94%	1.90%	1.88%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit:
Net income	$133,309	$137,091	$130,064	$130,901	$130,848
Add: merger related expenses, net of tax(W)	—	—	—	5,904	430
Less: NOL tax benefit (X)	—	—	—	(20,145)	—
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (W) (X)	$133,309	$137,091	$130,064	$116,660	$131,278

Weighted average diluted shares outstanding	92,854	92,559	92,656	92,658	94,371
Merger related expenses per diluted share, net of tax(W)	$—	$—	$—	$0.06	$—
NOL tax benefit per diluted share (W)	$—	$—	$—	$(0.22)	$—
Diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit (W) (X)	$1.44	$1.48	$1.40	$1.25	$1.39

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (W) (X)	$133,309	$137,091	$130,064	$116,660	$131,278
Average total assets	$34,544,360	$33,690,906	$32,980,838	$32,504,726	$31,357,412
Return on average assets excluding merger related expenses, net of tax, and NOL tax benefit (F) (W) (X)	1.54%	1.63%	1.58%	1.44%	1.67%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (W) (X)	$133,309	$137,091	$130,064	$116,660	$131,278
Average shareholders' equity	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$5,904,248
Return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (W) (X)	8.60%	8.98%	8.64%	7.88%	8.89%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$133,309	$137,091	$130,064	$130,901	$130,848
Average shareholders' equity	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$5,904,248
Less: Average goodwill and other intangible assets	(3,304,994)	(3,306,769)	(3,310,245)	(3,305,008)	(3,308,498)
Average tangible shareholders’ equity	$2,892,674	$2,801,805	$2,711,495	$2,620,148	$2,595,750
Return on average tangible common equity (F)	18.43%	19.57%	19.19%	19.98%	20.16%

(W) Calculated assuming a federal tax rate of 21.0%.

(X) Net income for the second quarter of 2020 includes a tax benefit for NOL related to the CARES Act.

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (W) (X)	$133,309	$137,091	$130,064	$116,660	$131,278
Average shareholders' equity	$6,197,668	$6,108,574	$6,021,740	$5,925,156	$5,904,248
Less: Average goodwill and other intangible assets	(3,304,994)	(3,306,769)	(3,310,245)	(3,305,008)	(3,308,498)
Average tangible shareholders’ equity	$2,892,674	$2,801,805	$2,711,495	$2,620,148	$2,595,750
Return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (W) (X)	18.43%	19.57%	19.19%	17.81%	20.23%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,221,846	$6,130,669	$6,034,877	$5,948,122	$5,855,574
Less: Goodwill and other intangible assets	(3,301,940)	(3,304,871)	(3,308,170)	(3,311,712)	(3,306,185)
Tangible shareholders’ equity	$2,919,906	$2,825,798	$2,726,707	$2,636,410	$2,549,389

Period end shares outstanding	92,929	92,571	92,562	92,660	92,652
Tangible book value per share	$31.42	$30.53	$29.46	$28.45	$27.52

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,919,906	$2,825,798	$2,726,707	$2,636,410	$2,549,389
Total assets	$35,558,418	$34,059,275	$33,197,599	$32,966,649	$31,743,499
Less: Goodwill and other intangible assets	(3,301,940)	(3,304,871)	(3,308,170)	(3,311,712)	(3,306,185)
Tangible assets	$32,256,478	$30,754,404	$29,889,429	$29,654,937	$28,437,314
Period end tangible equity to period end tangible assets ratio	9.05%	9.19%	9.12%	8.89%	8.96%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses	$307,210	$316,068	$323,635	$324,205	$327,206
Total loans	$19,638,886	$20,246,944	$20,795,641	$21,025,173	$19,127,195
Less: Warehouse Purchase Program loans	(2,272,389)	(2,842,379)	(2,730,614)	(2,557,183)	(1,713,762)
Less: Paycheck Protection Program loans	(1,139,083)	(963,185)	(1,393,757)	(1,392,497)	—
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,227,414	$16,441,380	$16,671,270	$17,075,493	$17,413,433
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.89%	1.92%	1.94%	1.90%	1.88%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$119,076	$120,205	$117,919	$134,368	$124,741

Net interest income	$254,582	$257,634	$258,113	$258,955	$256,031
Noninterest income	34,008	36,547	34,924	25,675	34,388
Less: net loss on sale or write down of assets	(79)	(675)	(528)	(3,945)	(385)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	34,087	37,222	35,452	29,620	34,773
Total income excluding net gains and losses on the sale or write down of assets and taxes	$288,669	$294,856	$293,565	$288,575	$290,804
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	41.25%	40.77%	40.17%	46.56%	42.90%

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$119,076	$120,205	$117,919	$134,368	$124,741
Less: merger related expenses	—	—	—	7,474	544
Noninterest expense excluding merger related expenses	$119,076	$120,205	$117,919	$126,894	$124,197

Net interest income	$254,582	$257,634	$258,113	$258,955	$256,031
Noninterest income	34,008	36,547	34,924	25,675	34,388
Less: net loss on sale or write down of assets	(79)	(675)	(528)	(3,945)	(385)
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	34,087	37,222	35,452	29,620	34,773
Total income excluding net gains and losses on the sale or write down of assets and taxes	$288,669	$294,856	$293,565	$288,575	$290,804
Efficiency ratio, excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	41.25%	40.77%	40.17%	43.97%	42.71%